Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 4.11

SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of July 19, 2024, among each of the subsidiaries of Medline Borrower, LP, a Delaware limited partnership (the “Issuer”), listed on the signature pages hereto (collectively, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, Medline Co-Issuer, Inc., Medline Intermediate, LP, a Delaware limited partnership (“Holdings”) and certain Subsidiaries of the Issuer have heretofore executed and delivered to the Trustee and the Notes Collateral Agent an Indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of March 27, 2024, providing for the issuance of $1,000,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(4) No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, member, partner or direct or indirect equityholder of the Issuers, Holdings or the Guaranteeing Subsidiaries shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiaries) under the Notes, any Guarantees, the Security Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmissions shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee and the Notes Collateral Agent. The Trustee and the Note Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

(9) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

[Signature Page Follows]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MEDICAL STERILIZATION HOLDINGS, LP

By: MEDICAL STERILIZATION GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name:	Alexander M. Liberman
Title:	Secretary

MEDICAL STERILIZATION COMPANY (NLMX), LP

By: MEDICAL STERILIZATION GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Secretary

MEDICAL STERILIZATION COMPANY (US), LP

By: MEDICAL STERILIZATION GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Secretary

MEDLINE DME, LP

By: MEDLINE DME GP, LLC
Its: General Partner

By:	/s/ James Boyle
	Name:	James Boyle
	Title:	Manager

By:	/s/ Bradley Mariam
	Name:	Bradley Mariam
	Title:	Manager

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MEDLINE DME TN, LP

By: MEDLINE DME GP, LLC
Its: General Partner

By:	/s/ James Boyle
	Name:	James Boyle
	Title:	Manager

By:	/s/ Bradley Mariam
	Name:	Bradley Mariam
	Title:	Manager

MEDLINE INTERNATIONAL TWO, LLC

By: MEDLINE INDUSTRIES, LP
Its: Manager
By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer and Secretary

PREFCONNECT, LLC

By: MEDLINE INDUSTRIES, LP
Its: Manager
By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer and Secretary

UNITED MEDCO, LLC

By:	/s/ Bradley Mariam
	Name:	Bradley Mariam
	Title:	President

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TCS NUEVO LAREDO, LLC

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Secretary

RCI HUDSON MEXICO HOLDINGS, LLC

By: STELLAR HOLDCO, LLC
Its: Manager

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	President, Manager

MRE PROPCO, LP

By: MRE GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer and Secretary

MRE GP, LLC

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer and Secretary

MOZART REAL ESTATE HOLDINGS, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer and Secretary

MOZART REAL ESTATE, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer and Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/s/ Sarah Vilhauer
	Name:	Sarah Vilhauer
	Title:	Assistant Vice President